UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 29, 2011

TIVO INC.

(Exact name of registrant as specified in its charter)
Delaware	000-27141	77-0463167

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
Settlement and Patent License Agreement
On April 29, 2011, TiVo Inc. (“TiVo”), on the one hand, and DISH Network Corporation (“DISH”) and EchoStar Corporation (“EchoStar”), on the other hand, entered into a Settlement and Patent License Agreement (the “Agreement”), pursuant to which the parties have agreed that they will release all claims against each other with respect to all outstanding litigation between them, which litigation is described in TiVo's periodic reports filed with the Securities and Exchange Commission (the "Commision"), and certain other potential claims, including any challenges by either party to the other party's patents related to DVR-technology covered by the license, and provide the other party with a license to certain patents owned by each party.
Under the Agreement, EchoStar and DISH have agreed to pay TiVo $500,000,000 in cash, and the releases and respective licenses will be effective and dismissals of litigation filed with the appropriate courts after the initial payment of $300,000,000 is received by TiVo by no later than May 2, 2011.  The remaining $200,000,000 will be paid to TiVo in equal annual installments of approximately $33.3 million from 2012 until 2017.
Pursuant to the Agreement, TiVo granted EchoStar a license to its U.S. Patent No. 6,233,389 (the “'389 Patent”), including specified related patents and patent applications to design, make and sell certain DVR products solely for DISH and two international customers. TiVo granted DISH a license to its '389 patent, including specified related patents and patent applications, with respect to DISH-branded and co-branded products and services. EchoStar granted TiVo a license to U.S. Patent Nos. 6,208,804, 6,529,685, 5,721,878, 5,721,815, and 5,751,883, including specified related patents and patent applications for TiVo-branded, co-branded or ingredient branded products and services.
The Agreement expires at the end of the remaining life of the '389 patent in 2018. In addition, the Agreement, including the respective licenses granted pursuant to the Agreement, may be terminated in whole or in part under certain circumstances with respect to a party, such as upon a material breach by a party of its obligations under the agreement (including but not limited to a failure to make timely payment).
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which TiVo intends to file with the Commission as an exhibit to the applicable periodic report and is incorporated by reference herein. TiVo intends to seek confidential treatment of certain terms of the Agreement in connection with its filing in accordance with the procedures of the Commission.
ITEM 7.01. Regulation FD Disclosure.
A copy of the joint press release issued by TiVo and DISH on May 2, 2011 regarding the Agreement between them described in this report is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the joint press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.
ITEM 9.01. Financial Statements and Exhibits.
(d)           The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Joint Press Release of TiVo and DISH, issued on May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 2, 2011	By:	/s/ Matthew Zinn
Matthew Zinn
SVP, General Counsel, Corporate Secretary & Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of TiVo and DISH, issued on May 2, 2011.